Exhibit 10.16
EBS MASTER LLC
AMENDED AND RESTATED EBS EXECUTIVE EQUITY INCENTIVE PLAN
          I. Purpose. The purpose of this Amended and Restated EBS Executive Equity Incentive Plan (the “Plan”) is to promote the interests of EBS Master LLC, a Delaware limited liability company (“EBS”), and its Affiliates (defined below) by (i) attracting and retaining officers, directors, employees, partners and consultants of EBS and its Affiliates and (ii) enabling such persons to acquire an equity interest in and participate in the long-term growth and financial success of EBS. The Plan is not intended to preclude other management incentive awards and programs. Capitalized terms used herein and not otherwise defined have the meanings given them in Section II.
          II. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
          “Affiliate” shall mean, with respect to any Person, any other Person that, at the time of reference, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the purposes of this definition, the term “controls,” “is controlled by” or “under common control with” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of voting securities, by contract or otherwise.
          “Board” shall mean the Board of Directors of EBS.
          “Cause” shall mean the following:
a.	A Participant’s failure to comply with the employment policies of EBS or any Affiliate, which failure is not cured to the reasonable satisfaction of the Board within 15 days of written notice to the Participant of such failure to so comply;

b.	A Participant’s commission of any act of dishonesty or breach of trust in connection with performance of employment-related duties as determined by the Board, in its sole discretion; and

c.	A Participant’s being convicted of, or pleading guilty of or nolo contendere to, any felony or crime of moral turpitude.
          “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
          “Effective Date” shall have the meaning set forth in Article XII.A of this Plan.

          “Employment” and “termination of employment” and similar references shall mean, respectively, service with and termination of service from EBS and its Affiliates. For this purpose, “service” shall include service as an employee, partner, consultant or other independent contractor, but, with respect to non-employee services, only for periods of a continuing significant service relationship. All determinations regarding employment and service (for purposes of administering the Plan or any Grant Unit Agreement) shall be made by the Board in its sole discretion. In addition, the Board shall, in its sole discretion, determine whether or not a leave of absence is a termination of employment for purposes of administering the Plan or any Grant Unit Agreement.
          “Executive Holdco LLC Agreement” shall mean the Limited Liability Company Agreement of EBS Executive Incentive Plan LLC, dated as of April 6, 2007, as amended and/or restated from time to time.
          “Grant Unit Agreement” shall mean any written agreement, contract, or other instrument or document (which may include provisions of an employment agreement to which EBS or any Affiliate is a party, as well as include noncompetition and nonsolicitation restrictions) in a form approved by the Board, in its sole discretion, which evidences any Grant A Units awarded hereunder or otherwise subject to the terms of the Plan, which may, but need not, be executed or acknowledged by a Participant.
          “Grant A Unit” shall mean a Grant A Unit as defined in the LLC Agreement and as awarded hereunder, as set forth in Article VI of the Plan.
          “Immediate Family” shall mean a Participant’s spouse, children or grandchildren (including adopted children, stepchildren and grandchildren).
          “IPO” shall mean an IPO as defined in the LLC Agreement.
          “LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of EBS Master LLC, dated as of April 6, 2007, as amended and/or restated from time to time.
          “Member” means mean a Member as defined in the LLC Agreement.
          “Participant” shall mean any Person who is eligible for, and selected by the Board, in its sole discretion, to receive, an award of Grant A Units under the Plan.
          “Person” shall mean an individual, a corporation, a company, a voluntary association, a partnership, a joint venture, a limited liability company, a trust, an estate, an unincorporated organization, a governmental authority or other entity.
          “Plan” shall mean this Amended and Restated EBS Executive Equity Incentive Plan.
          “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time.

          “Transfer” shall mean any Transfer as defined in the LLC Agreement.
          “Unit” shall mean a Unit as defined in the LLC Agreement.
          III. Administration.
               A. The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board by the Plan, the Board shall have full power and authority to:
                    1. designate Participants;
                    2. designate those Affiliates or other entities whose officers, directors, employees or consultant may participate in the Plan;
                    3. determine the number and type of Units to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, any award under the Plan;
                    4. determine the terms and conditions of any award under the Plan;
                    5. determine whether awards are made directly, or indirectly in accordance with the provisions of Article IX of the Plan;
                    6. determine and/or increase the vested portion of any award under the Plan;
                    7. determine whether, to what extent, and under what circumstances awards under the Plan may be settled in cash, Units, other securities or other property, or canceled, forfeited or suspended and the method or methods by which the awards under the Plan may be settled, canceled, forfeited or suspended;
                    8. make appropriate adjustments in order to minimize the accounting impact of the Grant A Units and/or any other awards under the Plan; provided, that any adjustment that would materially impair the aggregate economic benefit to be delivered to holders of the Grant A Units under the Plan shall require the consent of the holders of a majority of the Grant A Units then directly (or indirectly, in accordance with the provisions of Article IX of this Plan) outstanding under the Plan, whether or not all such Grant A Units are then vested;
                    9. interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any instrument or agreement relating to, or any award made under, the Plan;

                    10. establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
                    11. make any other determination and take any other action that the Board, in its sole discretion, deems necessary or desirable for the administration of the Plan.
               B. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any award made under the Plan (regardless of whether such award is made directly, or indirectly in accordance with the provisions of Article IX of the Plan) shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including EBS and its participating Affiliates, any Participant, any holder of Units, and any holder or beneficiary of any award made under the Plan. Such designations, determinations, interpretations and decisions by the Board need not be the same with respect to each Participant (whether or not such Participants are similarly situated); provided, however, that in so event shall any such action by the Board with respect to any Participant in any way reduce such Participant’s rights under the Plan or under any award agreement issued thereunder.
               C. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award made under the Plan.
          IV. Interests.
               A. Award Limitation. Subject to adjustment as set forth in Article IV.B. below: The aggregate Grant A Units together with any additional class of Units, that are available for awards under the Plan, shall not exceed the limit as set forth in Section 3.3(c)(v) of the LLC Agreement. If, after the Effective Date, any Grant A Unit or other class of Unit granted hereunder is forfeited, or if any Grant A Unit or other class of Unit granted hereunder has expired, terminated or been cancelled for any reason whatsoever, and in either such case a Participant has received no benefits of ownership with respect to such forfeited, expired, terminated or cancelled Grant A Unit or other class of Unit, then such Grant A Unit or other class of Unit shall no longer count towards the limit, as set forth in Section 3.3(c)(v) of the LLC Agreement.
               B. Adjustments. In the event that the Board determines in its sole discretion that any sale or other extraordinary distribution (whether in the form of cash, Units, securities or other property), recapitalization, reorganization, merger, consolidation, issuance or exchange of the Grant A Units, other ownership interests or other securities of EBS, issuance of warrants or other rights to purchase Grant A Units, other ownership interests or other securities of EBS or other transaction or event affects the Grant A Units such that an adjustment is determined by the Board to be appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may (but shall not be required to), in such manner as it deems equitable, (i) make provision for a cash payment to the holder of an outstanding Grant A Unit under the Plan in consideration for the cancellation of such Grant A Unit consistent with the treatment of other classes of Units, and/or (ii) adjust any or all of (x) the number of the Grant A Units, other ownership interests or other securities of EBS (or number and kind of other securities or property) with respect to which awards may be made under the Plan or (y) the number of Grant A Units, other ownership interests or other securities of EBS (or number and kind of other securities or property) subject to outstanding awards made under the Plan. No adjustment provided for under this Article IV.B. shall be made on account of the award of Grant A Units, the issuance of any other Units or any distribution by EBS to any Member. In the sole discretion of the Board, upon the issuance or redemption of Units (other than Grant A Units) in EBS, the number of Grant A Units available under the Plan and the number of Grant A Units subject to outstanding awards made under the Plan may (but shall not be required to) be equitably adjusted as determined by the Board to prevent inappropriate dilution or enlargement of the economic interest represented by the Grant A Units available, or subject to outstanding awards made, under the Plan.
          V. Eligibility. Any Person who is an officer, director, employee, partner, consultant or other independent contractor providing services to EBS or its Affiliates shall be eligible to be designated as a Participant in the Plan by the Board.
          VI. Grant A Unit Awards. The Board may issue or transfer Grant A Units to a Participant pursuant to a Grant Unit Agreement, upon such terms as the Board deems appropriate and consistent with the Plan. The following provisions are applicable to Grant A Units:
               A. General Requirements for Grant A Units. Grant A Units will be issued pursuant to a Grant Unit Agreement. The Board may establish conditions under which restrictions on Grant A Units shall lapse over a period of time or according to such other criteria as the Board deems appropriate in its sole discretion.
               B. Number of Grant A Units. The Board shall determine the number of Grant A Units to be issued or transferred and the restrictions applicable to such award.
               C. Requirement of Employment. If a Participant’s Employment is terminated, the Grant Unit Agreement shall terminate as to all Grant A Units covered by the award which remain unvested and in instances of termination of employment for Cause, those that are already vested, and those Grant A Units shall be forfeited, as set forth in the Grant Unit Agreement. The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate in its sole discretion.
               D. Restrictions on Transfer. A Participant may not Transfer Grant A Units, except as permitted under Article VIII.

               E. Non-Voting. The Grant A Units shall not have any voting rights.
               F. Right to Cancel Grant A Units. The Board shall, as provided in the LLC Agreement, have the right, in its sole discretion, to at any time, or from time to time, make a payment to the holder of an outstanding Grant A Unit under the Plan, whether or not then vested, in consideration for the cancellation of such Grant A Unit.
          VII. Amendment and Termination. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the rights of any Participant shall not to that extent be effective without the written consent of a majority-in-interest of all such adversely affected Participants, taking in account, for such purpose, all such outstanding interests, whether or not then vested; provided, further, that such consent shall not be required with respect to an amendment made to conform the Plan to the LLC Agreement, as currently in effect or as such agreement may subsequently be amended. Nothing in the Plan or in any Grant Unit Agreement shall require the consent of any holder of any Grant A Unit to any amendment of the LLC Agreement.
          VIII. General Provisions.
               A. Transferability – Awards Made Directly. Except as provided in this paragraph or the LLC Agreement, no Participant shall Transfer, directly or indirectly, any Grant A Unit which is directly awarded under the Plan. Except as provided in this paragraph or the LLC Agreement, prior to an IPO, such Grant A Units may not be Transferred and any such Transfer shall be void and unenforceable against EBS or any Affiliate. Subject to the consent of the Members (other than Executive Holdco), each Participant may designate a trust or an Immediate Family Member or the descendants of such Immediate Family Member as his beneficiary under the Plan. Subject to such consent requirement, such designation shall be made in writing on a form filed with the Board and may be revoked or changed by such Participant at any time by filing written notification of such revocation or change with the Board. If no such Person shall be designated by a Participant as his beneficiary or if no such Person designated as a beneficiary survives such Participant, the Participant’s beneficiary shall be his estate.
               B. Transferability – Awards Made Indirectly. If a Participant receives an indirect award, in accordance with the provisions of Article IX of the Plan, such Participant shall not, except as provided in the award agreement, Transfer, directly or indirectly, the interest awarded in an “Executive Holdco” (as defined in Article IX of the Plan). Except as provided in such award agreement, any such Transfer shall be void and unenforceable against such “Executive Holdco,” EBS or any Affiliate.
               C. No Rights to Awards. No Person shall have any claim to receive any award under the Plan. There is no obligation for uniformity of treatment of Participants regarding the number of Grant A Units awarded or the manner – directly or indirectly, in accordance with the provisions of Article IX of the Plan – in which awards are made. The terms and conditions of awards made under the Plan need not be the same with respect to each Participant.
               D. Delegation. Subject to the terms of the Plan, the provisions of any Grant Unit Agreement and applicable law, the Board may delegate to one or more officers or managers of EBS or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Board shall determine, to award Grant A Units or make adjustments, in accordance with the provisions of Article IV.B, with respect to Grant A Units held by Participants.
               E. LLC Agreement Section 83(b) Election. Unless the Board determines otherwise, as a condition subsequent to the issue or transfer of any Grant A Unit, the Participant will be required to (i) become a party to the LLC Agreement and (ii) make a timely, valid election under Section 83(b) of the Code.
               F. Withholding. A Participant may be required to pay to EBS, and EBS and its Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under any Grant A Unit, under the Plan or from any other amount owing to a Participant (including in connection with any Transfers), the amount (in cash, securities or other property) of any applicable Federal, state, or local withholding taxes in respect of a Grant A Unit or any payment or transfer under a Grant A Unit or the Plan and to take such other action as may be necessary in the opinion of the Board to satisfy all obligations for the payment of such taxes.
               G. No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent EBS or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the award of Grant A Units, securities and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.
               H. No Right to Employment. No award made hereunder shall be construed as giving a Participant the right to be retained in the employ of, or in any other continuing relationship with, EBS or any of its Affiliate.
               I. Special Incentive Compensation. By acceptance of an award hereunder, each Participant shall be deemed to have agreed that such award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of EBS or any Affiliate of EBS. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such award will not affect the amount of any life insurance coverage, if any, provided by any Person on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees.
               J. Other Laws. The Board may refuse to issue or transfer any Grant A Units if, acting in its sole discretion, it determines that the issuance or transfer of such Grant A Units would violate the LLC Agreement or any applicable law or regulation. Without limiting the generality of the foregoing, no award of a Grant A Unit hereunder shall be construed as an offer to sell securities of EBS, and no such offer shall be outstanding, unless and until EBS in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable securities laws.
               K. No Trust or Fund Created. Neither the Plan nor any award made under the Plan shall create or be construed to create a trust or a fiduciary relationship between EBS or any Affiliate and a Participant or any other Person.
               L. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Grant Unit Agreement shall be determined in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.
               M. Severability. If any provision of the Plan or any award made hereunder is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, or would disqualify the Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of the Plan and any such award shall remain in full force and effect.
               N. Headings. Headings are used herein solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
               O. Interpretation. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
               P. Gender. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine.
               Q. Amendment to LLC Agreement. Neither the adoption of this Plan nor any award made hereunder shall restrict in any way the adoption of any amendment to, or any restatement of, the LLC Agreement in accordance with the terms of such agreement. Nothing in this Plan or in any Grant Unit Agreement shall require the consent of any holder of any Grant A Unit to any amendment to or restatement of the LLC Agreement.
               R. Conflict Between or Among the Plan, the LLC Agreement, the Executive Holdco LLC Agreement and/or the Related Award Agreements. The Plan is subject to the LLC Agreement, the operating agreement for an “Executive Holdco” (if the Participant is awarded, pursuant to Article IX or Article X of this Plan, an interest in an “Executive Holdco”, e.g., the Executive Holdco LLC Agreement in respect of the

Participants receiving the Class A Units pursuant to Article X), and the related award agreements, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein or therein, the LLC Agreement shall govern and prevail, and then in decreasing order of seniority, the Executive Holdco LLC Agreement, then the related award agreement and lastly this Plan.
          IX. Special Rule for Indirectly Granted Equity Interest.
               A. In addition to directly awarding Grant A Units to Participants as provided in the foregoing provisions of this Plan, the Board shall have the right, in its sole discretion, to also indirectly award interests in Grant A Units to Participants by (i) establishing a limited liability company or another type of entity that is treated as a partnership for federal income tax purposes (each, an “Executive Holdco”) for the sole purpose of holding Grant A Units, (ii) transferring to such Executive Holdco such number of Grant A Units as is determined by the Board and (iii) granting Participants award agreements evidencing their ownership interests in such Executive Holdco.
               B. For all purposes of this Plan, and subject to the terms of their award agreements, Persons who receive grants of ownership interests in such Executive Holdco shall be treated as Participants as if they had received direct awards of Grant A Units, applying the provisions of the Plan with respect to each such interest in such Executive Holdco as if it were a direct holding of Grant A Units in EBS. In furtherance of the foregoing, the ownership interests granted to any Participant in such Executive Holdco will, except as otherwise provided in such Person’s award agreement, be subject to the same rights, terms conditions and restrictions (including, but not limited to, vesting and forfeiture) as would have applied if such Participant had instead received a direct award of Grant A Units pursuant to a Grant Unit Agreement.
          X. Grants under the Plan. The awards to Participants under the Plan will be pursuant to the provisions of the forgoing Article IX. Pursuant thereto, (a) the Board has caused the formation of an Executive Holdco known as “EBS Executive Incentive Plan LLC” and pursuant to the LLC Agreement (and not pursuant to the terms of this Plan) has caused (or will cause) EBS to transfer “Grant A Units” to EBS Executive Incentive Plan LLC and such Grant A Units shall be fully vested upon such issuance and (b) EBS Executive Incentive Plan LLC will in turn grant to Participants, in the aggregate, Class A Units representing the ownership interests in EBS Executive Incentive Plan LLC, which Class A Units shall be subject to the terms and conditions set forth in this Plan and the related award agreements.
          XI. Future Award of Additional Classes of Units. The Board reserves the right, from time to time in the future, and in its sole discretion, to award additional classes of Units to Participants, and such additional classes of Units shall constitute Grant Units (as defined in the LLC Agreement) for purposes of the LLC Agreement. In that event, the terms of the Plan shall be applied without the need of any further amendments thereto (and without any need to obtain the consent of any existing Participants), as if such additional classes of Units were Grant A Units described hereunder, except as the applicable award agreements with respect to such additional classes of Units may otherwise provide. In furtherance hereof, the Board may approve a Grant Unit Agreement with respect to such additional classes of Units.
          XII. Term of the Plan.
               A. Effective Date. The Plan, when approved by the Board, shall be effective as of April 6, 2007 (the “Effective Date”).
               B. Expiration Date. No award shall be made under the Plan after December 31, 2011. Unless otherwise expressly provided in the Plan or in an applicable Grant Unit Agreement, any Grant A Unit awarded hereunder or otherwise subject hereto may, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any conditions or rights under any such Grant A Unit shall, continue after December 31, 2011.
*                    *                    *                    *                     *